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                                                                    EXHIBIT 23J2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
     the Kent Funds:

We consent to the use of our report dated February 23, 2001 for the Kent Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Custodian, Auditors and Counsel" and "Financial Statements" in the Statements of Additional Information.

/s/ KPMG LLP


Columbus, Ohio
April 27, 2001